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                                                                    EXHIBIT 99.1

                          GENPHARM INTERNATIONAL, INC.

                            CONSENT OF SHAREHOLDERS

The undersigned shareholder of GenPharm International, Inc., a California corporation ("GenPharm"), with respect to all of the shares of common stock ("GenPharm Common Stock"), and preferred stock ("GenPharm Preferred Stock"), of GenPharm of which the undersigned was the record holder at the close of business on September 19, 1997 (the "Record Date"), hereby authorizes and approves (or, if so indicated, disapproves), the following proposals that are described in the Prospectus/Consent Solicitation Statement dated September 25, 1997 (defined terms contained therein have the same meanings in this Consent).

1. The Merger Agreement among GenPharm, Medarex and Merger Sub, and the Merger. (Note: Approval of this proposal is required in order for the Merger to occur).

             [ ]  Approve  [ ]  Disapprove  [ ]  Abstain

2. The Required Amendments to the GenPharm Articles of Incorporation. (Note: Approval of this proposal is required in order for the Merger to occur).


             [ ]   Approve  [ ]  Disapprove  [ ]  Abstain

3. The Stock Bonus to the GenPharm Chief Executive Officer (described on pages 62-64 of the Prospectus/Consent Solicitation Statement).

             [ ]   Approve  [ ]  Disapprove  [ ]  Abstain


              Signature of Shareholder:   _________________________

              Print name of Shareholder:  _________________________


Date: ____________________, 1997


     (Individuals should sign exactly as name appears on the stock certificate. Trustees, officers and partners signing for trusts, corporations and partnerships should indicate name and title of the individual who signs. The space below is provided for trusts, corporations and partnerships.)



                                            _________________________

                                        By  _________________________

Date: ____________________, 1997            _________________________



     PLEASE COMPLETE, SIGN, DATE AND RETURN THIS WRITTEN CONSENT AS SOON AS POSSIBLE BY FACSIMILE TO (415) 813-0464 (CONFIRM BY TELEPHONE (415) 842-6442) AND BY MAIL TO THE OFFICES OF GENPHARM INTERNATIONAL, INC., 855 CALIFORNIA AVENUE, SUITE C, PALO ALTO, CALIFORNIA 94304 (A PRE-ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE).